Exhibit 99.1

Mannatech, Incorporated Declares Quarterly Dividend

Coppell, TX – (NASDAQ – MTEX) – June 17, 2005 - Mannatech, Incorporated today announced that its Board of Directors declared a quarterly cash dividend of $0.07 per share payable on Monday, July 18, 2005 to shareholders of record at the close of business on Friday, July 1, 2005. This is the third dividend to be paid by the company this year. The declaration follows this week’s Annual Shareholders’ Meeting. The dividend reflects Mannatech’s continued growth, as well as its commitment to encourage long-term investment in its common stock.

Sam Caster, Chairman and CEO said, “I am very pleased with the dividend declaration as it continues our pledge to increase value for our shareholders. The strong financial position of Mannatech reflects our growth trend, and allows us to again improve our shareholders return on equity.”

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan New Zealand, South Korea, and beginning on June 21, 2005 Taiwan. Additional information about Mannatech can be found at its corporate website: www.mannatech.com.

Please note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “continued commitment,” “believes,” “intent,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies or plans contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the SEC and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider the risk factors and other cautionary statements set forth in Manntech’s latest Annual Report on Form 10-K, and other filings filed with the SEC, including its current reports on Form 8-K. All forward-looking statements contained herein speak only as of the date of this release.

Mannatech, Incorporated

Stephen Fenstermacher

972-471-6512

IR@mannatech.com